    As filed with the Securities and Exchange Commission on October 3, 2000
                                                                Registration No.
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            ----------------------


                                   FORM S-3
                            REGISTRATION STATEMENT
                                     Under
                    The Securities Act of 1933, as amended

                            ----------------------
                                  P-COM, INC.
            (Exact name of Registrant as specified in its charter)

                            ----------------------

       Delaware                                                         77-0289371
(State or other jurisdiction of                                       (I.R.S. Employer
incorporation or organization)                                      Identification Number)

                            ----------------------

               3175 S. Winchester Boulevard, Campbell, CA  95008
                                (408) 866-3666
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            ----------------------

                               George P. Roberts
               Chairman of the Board and Chief Executive Officer
                                  P-Com, Inc.
                         3175 S. Winchester Boulevard
                              Campbell, CA  95008
                                (408) 866-3666
  (Name and address, including zip code, and telephone number, including area code, of agent for service)

                           ----------------------

                                   Copy to:
                                   --------

                            Hayden J. Trubitt, Esq.
                        Brobeck, Phleger & Harrison LLP
                             12390 El Camino Real
                              San Diego, CA 92130
                                (858) 720-2500

        Approximate date of commencement of proposed sale to the public:
   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act of 1933, as amended, registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, as amended, check the following box and list the Securities Act of 1933, as amended, registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                            ----------------------

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
   Title of securities                  Amount to be    Proposed maximum offering   Proposed maximum aggregate      Amount of
   to be registered                     registered (2)    price per share (3)          offering price (3)        registration fee
Common Stock, $0.0001 par value (1)       3,000,000              $5.859375                  $17,578,125             $4,640.63
---------------------------------------------------------------------------------------------------------------------------------

(1) Each share of Common Stock is also paired with a stock purchase right under the Registrant's Stockholder Rights Plan.
(2) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers such indeterminate number of shares of common stock as may be issued upon stock splits, stock dividends or similar events.
(3) Estimated solely for the purposes of computing the registration fee and based upon the average of the high and low intraday sale prices for the common stock on September 28, 2000 as reported on the Nasdaq National Market.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

     PRELIMINARY PROSPECTUS
     (SUBJECT TO COMPLETION, DATED OCTOBER 3, 2000)

                               3,000,000 Shares

                                  P-COM, INC.

                                  ------------
                                  COMMON STOCK
                                  ------------


          Our stockholder State of Wisconsin Investment Board is offering for resale and selling under this prospectus up to 3,000,000 shares of our common stock.


          Our common stock is traded on the Nasdaq National Market (Nasdaq
Symbol: PCOM). On September 28, 2000, the closing price of the common stock was $6.125 per share.

                                  ------------

          You should carefully consider the risk factors commencing on page 3 before purchasing any of the common stock offered by the selling stockholder.

                                  ------------

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                  ------------

                The date of this prospectus is __________, 2000.

          The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                                     SUMMARY

          The up to 3,000,000 shares of common stock to be resold by the selling stockholder pursuant to this prospectus were issued by us to the selling stockholder, State of Wisconsin Investment Board, in a private placement closed on August 14, 2000.

          We develop, manufacture and market systems for the transport of voice and data between the end user and a location where the information is transferred onto the broader telecommunications network. Our systems are sold to the worldwide wireless telecommunications market. Our systems are designed to satisfy the network requirements of cellular telephone service providers and digital wireless communications service providers, corporate communications, public utilities and local governments. We also provide comprehensive network services to assist customers in designing, building and optimizing the performance of their wireless communications networks. Our radio systems are sold internationally through strategic partners, providers of bundled consulting services and telecommunications equipment manufacturers who resell our products under their brand names, distributors and directly to end-users. Our executive offices are located at 3175 S. Winchester Boulevard, Campbell, California 95008, and our telephone number is (408) 866-3666.

                                 RISK FACTORS

          You should carefully consider the risks described below before making an investment decision.

Due to our stage of development and industry, an investment in our stock is very risky

          We do not have the customer base or other resources of more established companies, which makes it more difficult for us to address the liquidity and other challenges we face

          We have not developed a large installed base of our equipment or the kind of close relationships with a broad base of customers of a type enjoyed by older, more developed companies, which would provide a base of financial performance from which to launch strategic initiatives and withstand business reversals. In addition, we have not built up the level of capital often enjoyed by more established companies, so from time to time we may face serious challenges in financing our continued operation. We may not be able to successfully address these risks, which would adversely affect our results of operations and, ultimately, our stock price.

          Our stock price is volatile, so you may not be able to sell our stock at any particular time at a favorable price

          The stock market in general, and the market for shares of small capitalization and technology stocks in particular, have experienced extreme price fluctuations in recent years. These fluctuations have often been unrelated to the operating performance of affected companies. The market price of our common stock may continue to decline substantially, or otherwise continue to experience significant fluctuations in the future, sometimes reaching extreme and unexpected lows, including fluctuations that are unrelated to our performance. During the 52 week period ending September 20, 2000, the market price of a share of our common stock was as low as $4.5625 and as high as $28.50. These fluctuations may mean that investors may not be able to sell our common stock at a favorable price at any given time.

          We do not pay dividends, so appreciation of our stock price is the only way in which you will realize a return on your investment

          Our bank line-of-credit agreement prohibits us from paying any dividends on our common stock except dividends paid in shares of our common stock. Since our incorporation in 1991, we have not declared or paid cash dividends on our common stock, and we anticipate that any future earnings will be retained for investment in our business. Thus, the return on an investment in our common stock will likely be through resale of shares at a price higher than the price paid for those shares. As indicated above, the market for our shares may not provide an opportunity to sell our shares at a favorable price at any given time.

We rely on our existing customers, and it will materially adversely affect our operating results and financial condition if they do not support us

          A substantial amount of our products and services are purchased by a limited number of customers, so the loss of a large customer would significantly affect our results of operations

          If any of our important customers significantly reduce their purchases from us, which has been the case during the last twelve months, then this may materially adversely affect the profitability of our business and our ability to remain in business. During 1998 and 1999, one customer, Orange Personal Communications Ltd., accounted for 27.9% and 20%, respectively, of our sales. During the second quarter of 2000, we had four different customers that individually accounted for over 10% of our sales. During the second quarter of 2000, two customers, Lucent and Winstar, accounted for 20.0% and 19.5%, respectively, of our sales.

          The Company places orders with suppliers based in part on customer non-binding forecasts

          Historically, the Company has built products based on non-binding forecasts from customers. This practice has resulted in write-offs of excessive and obsolete inventory for each of the past three years.

          Our customers may cancel orders leaving us with unsaleable equipment or idle capacity

          Our customers often enter into purchase orders with us far in advance of manufacture of the equipment ordered. We have experienced purchase order cancellations and deferrals. Historically, we have chosen not to harm our relationships with our customers by enforcing their obligations under purchase orders when the customer wishes to cancel an order. Cancellations of orders by customers may, depending upon the timing of the cancellation, leave us with unsaleable equipment or idle capacity, which would adversely affect our operating results and financial condition.

We may be unable to obtain additional capital needed to operate and grow our business, which could damage our financial condition and further erode our stock price

          Our future capital requirements will depend upon many factors, including development of new products and related software tools, potential acquisitions, maintenance of adequate manufacturing facilities and contract manufacturing agreements, progress of research and development efforts, expansion of marketing and sales efforts, and status of competitive products. Additional financing may not be available in the future on acceptable terms or at all. The continued existence of a substantial amount of debt could also severely limit our ability to raise additional financing. In addition, given the recent price for our common stock, if we raise additional funds by issuing equity securities, significant dilution to our stockholders could result.

          If adequate funds are not available, we may be required to restructure or refinance our debt or delay, scale back or eliminate our research and development, acquisition or manufacturing programs. We may also need to obtain funds through arrangements with partners or others that may require us to relinquish rights to certain of our technologies or potential products or other assets. Our inability to obtain capital, or our ability to obtain additional capital only upon onerous terms, could very seriously damage our business, operating results and financial condition and further erode our stock price.

The common stock sold in this offering will increase the supply of our common stock on the public market, which may cause our stock price to decline

          The sale into the public market of the common stock issued in the August 14, 2000 private placement could materially adversely affect the market price of our common stock. Most of the shares of our common stock are eligible for immediate and unrestricted sale in the public market at any time. Once the registration statement of which this prospectus forms a part is declared effective, all shares of common stock issued in the August 14, 2000 private placement will be eligible for immediate and unrestricted resale into the public market.

We may try to issue stock at a discount to the current market price, which would dilute our existing stockholders

          In order to raise the funds we need to execute our business plan and fund operations generally, we may continue to issue stock at a discount to the current market price. Transactions of that kind would result in dilution to our existing stockholders.

We may be forced to incur additional costs to restructure our business to reduce our expenses, which could materially adversely affect our results of operations and stock price

          During 1999, we generated net losses of approximately $103.0 million. During the first six months of 2000, we generated net losses of $68.0 million. We may also incur net losses in future periods. In response to market declines and poor performance in our sector generally and our lower than expected performance over the last several quarters, we introduced measures to reduce operating expenses. These measures included reductions in our workforce in 1999 and 1998. Additionally, management continues to evaluate market conditions to assess the need to take further action to more closely align our cost structure with anticipated revenues. Any subsequent actions could result in additional restructuring charges, reductions of inventory valuations and provisions for the impairment of long-lived assets, which could materially adversely affect our results of operations and stock price.

When our large fixed costs combine with significant fluctuations in our sales, large fluctuations in our results of operations may occur which could adversely affect our stock price

          A material portion of our expenses are fixed and difficult to reduce, which magnifies the effects of any revenue shortfall. In addition, to prepare for the future, we may continue to heavily invest resources in:

          .    the development of new products and technologies,
          .    the evaluation of these products,
          .    expansion into new geographic markets, and

          . our plant and equipment, inventory, personnel and other items, in order to efficiently produce these products and to provide necessary marketing and administrative service and support.

As such, in addition to our fixed costs, our expenses will be increased by start-up costs associated with the initial production and installation of new products and technologies.

          We experience significant fluctuations in sales, gross margins and operating results. Our results of operations have also been and will continue to be influenced by competitive factors, including pricing, availability and demand for competitive products and services. These factors are difficult for us to forecast, and have materially adversely affected our results of operations and financial condition and may continue to do so. Because of our inability to predict customer orders, delays, deferrals and cancellations, we may not be able to achieve or maintain our current sales levels. We believe that period-to-period comparisons are thus not necessarily meaningful and should not be relied upon as indications of future performance. Because of all of the foregoing factors, in some future quarter or quarters, revenues will be lower than expected and our operating results and financial condition will be materially adversely affected. In addition, to the extent our results of operations are below those projected by public market analysts, the price of our common stock may continue to be materially adversely affected by this discrepancy.

We may be unable to become profitable if the selling prices of our products and services decline over time

          We believe that average selling prices and possibly gross margins for our systems and services will decline over time. If we are unable to offset declining average selling prices by comparable cost savings, our gross margins will decline, and our results of operations and financial condition would be adversely affected. Reasons for the decline in average selling prices include the maturation of our systems, the effect of volume price discounts in existing and future contracts and the intensification of competition. To offset declining average selling prices, we believe we must take a number of steps, including:

          .  successfully introducing and selling new systems on a timely basis;

          . developing new products that incorporate advanced software and other features that can be sold at higher average selling prices; and

          . reducing the costs of our systems through contract manufacturing, design improvements and component cost reduction, among other actions.

          If we cannot develop new products in a timely manner, or if our new products fail to achieve customer acceptance or do not generate higher average selling prices, then we would be unable to offset declining average selling prices.

We depend on contract manufacturers and limited sources of supply and, if they fail us, production delays could damage our customer relationships

          Our internal manufacturing capacity is very limited, and certain components, subassemblies and services necessary for the manufacture and production of our systems are obtained from a sole supplier or a small group of suppliers. As a result, we have reduced control over the price, timely delivery, reliability and quality of finished products, components and subassemblies. We have experienced problems in the timely delivery and quantity of products and certain components and subassemblies from vendors. We expect to rely increasingly on these contract manufacturers and outside vendors in the future, and they may prove undependable, stop doing business with us, or go out of business. Due to the complexity of our products, finding and educating additional or replacement vendors may be expensive and take considerable time. Our internal manufacturing capacity and that of our contract manufacturers may be insufficient to fulfill our orders, and we may be unable to obtain timely deliveries of components and subassemblies of acceptable quality. Our failure to manufacture, assemble and ship systems and meet customer demands on a timely and cost-effective basis could damage relationships with customers and our business.

If we are successful in growing our business, we may be unable to manage and integrate the expanded operations associated with revenue growth, which may increase costs and hurt profitability

          Our prior expansion has strained and continues to strain our management, financial resources, manufacturing capacity and other resources and has disrupted our normal business operations. Our ability to manage any possible future growth may depend upon significant expansion of our manufacturing, accounting and other internal management systems and the implementation of a variety of systems, procedures and controls, all of which would involve expenditures in advance of increased sales. In particular, if our business grows, we must successfully manage overhead expenses and inventories, develop, introduce and market new products, manage and train our employee base, integrate and coordinate our geographically and ethnically diverse workforce and the monitor third party manufacturers and suppliers. We have in the past experienced and may continue to experience significant problems in these areas.

          If our business grows, any failure to efficiently coordinate and improve systems, procedures and controls, including improved inventory control and coordination with our subsidiaries, could cause continued inefficiencies, additional operational complexities and expenses, greater risk of billing delays, inventory write-downs and financial reporting difficulties. Those problems could impact our profitability and our ability to effectively manage our business.

          We may have difficulty managing the businesses we have acquired, which may increase our costs and divert resources from our business. We may continue to encounter problems related to the management of companies which we have acquired over the past several years. Overcoming existing and potential problems may entail increased costs, additional investment and diversion of management attention and other resources, or require divestment of one or more business units, which may adversely affect our business, financial condition and operating results. In this regard, in the first six months of 2000, we sold three business units, Technosystem, Cemetel S.r.l., and Control Resources Corporation (CRC), which primarily represented non-core business products, such as broadcast equipment and network monitoring equipment. The negative impact on the financial statements of the disposal of Technosystem was $30.9 million. The impact on our future financial statements of the divestitures of Cemetel S.r.l. and CRC is not expected to be material. In addition, we have written off assets of several of our other acquired companies including write-offs of $15 million of Cylink Wireless Group goodwill in the second quarter of 2000.

Accounting charges related to acquisitions may decrease future earnings

          Many business acquisitions must be accounted for as purchase business combinations for financial reporting purposes. All of our past acquisitions, except the acquisitions of Control Resources Corporation, RT Masts Limited and Telematics, Inc., have been accounted for as purchase business combinations, resulting in a significant amount of goodwill being amortized. Amortization expenses adversely affect our financial results.

If our results of operations are inadequate, we may have difficulty servicing our debt, which could cause a default and acceleration of repayment of our debts

          As of June 30, 2000, our total indebtedness including current liabilities was approximately $112.7 million and our stockholders' equity was approximately $77.2 million. Our ability to make scheduled payments of the principal and interest on our indebtedness will depend on our future performance, which is subject in part to economic, financial, competitive and other factors beyond our control. We may be unable to make payments on or restructure or refinance our debt in the future, if necessary, which could lead to a default under our credit agreement and note indenture and acceleration of repayments of the debts thereunder.

Our customers may not pay us on time, leaving us short of funds needed to operate our business

          We may be unable to enforce a policy of receiving payment within a limited number of days of issuing bills. We have had difficulties in the past in receiving payment in accordance with our policies, particularly from customers in the early phases of business development which are awaiting financing to fund their expansion and from customers outside of the United States. We may not be able to locate parties to purchase our receivables on acceptable terms or at all. Any inability to timely collect or sell our receivables could cause us to be short of cash to fund operations and could have a material adverse effect on our business, financial condition and results of operations.

We may experience problems with product quality, performance and reliability, which may damage our customer relationships

          We have limited experience in producing and manufacturing systems and contracting for this manufacture. Our customers also require very demanding specifications for quality, performance and reliability. As a consequence, problems may occur with respect to the specifications for our systems or related software tools. If those problems occur, we could experience increased costs, delays, cancellations or reschedulings of orders or shipments, delays in collections of accounts receivable and product returns and discounts. In addition, the failure of any of our facilities to maintain or attain quality certification by the International Standards Organization could adversely affect our sales and sales growth. If any of these events occur, they might erode customer confidence and cause them to reduce their purchases from us, which would adversely impact our business and results of operations.

The market for our products may not grow fast enough to support our level of investment, adversely affecting our results of operations

          Our future operating results depend upon the continued growth and increased availability and acceptance of advanced radio-based wireless telecommunications systems and services in the United States and internationally. The volume and variety of and the markets for and acceptance of wireless telecommunications systems and services may not continue to grow as anticipated. Because these markets are relatively new, predicting which market segments will develop and at what rate they will grow is difficult. We have recently invested additional significant time and resources in the development of new products. If the market for these new products and the market for related services for our systems fail to grow, or grow more slowly than anticipated, revenue will also fail to grow, adversely affecting our results of operations.

We may be unable to compete successfully for customers with either competitors offering technologies similar to ours or with alternative technologies, which could adversely affect our business and results of operations

          Our wireless-based radio systems compete with other wireless telecommunications products and alternative telecommunications transmission media, including copper and fiber optic cable. We are experiencing intense competition worldwide from a number of leading telecommunications companies. Those companies offer a variety of competitive products and services and broader telecommunications product lines, which makes us more vulnerable to shifts in technology and customer preferences. Many of these companies have much greater installed bases, financial resources and production, marketing, manufacturing, engineering and other capabilities than we do. We face actual and potential competition not only from these established companies, but also from start-up companies that are developing and marketing new commercial products and services.

          Two of our primary competitors are Ericsson and DMC Stratex Networks. Ericsson is a formidable competitor for us because they provide both consulting services and equipment they manufacture to customers as complete telecommunications solutions. Ericsson's combined consulting and product approach insulates them from competition for sales of products because, in order for customers to obtain the complete solution, Ericsson requires them to purchase the product from Ericsson, which completely forecloses our opportunity to sell products to the customer. In contrast, DMC Stratex Networks is a product manufacturer like us, and competes directly against us for product sales to customers, which leads to downward pressure on prices we can charge for our products. With regard to our point-to-multipoint product line, we also compete with Netro, who is also a product manufacturer like us. If we are unable to successfully compete for customers, future growth, revenues and profitability would be adversely affected.

Failure to respond to rapid technological change or introduce new products in a timely manner may limit our revenue growth and adversely impact our results of operations

          Rapid technological change, frequent new product introductions and enhancements, product obsolescence, changes in end-user requirements and evolving industry standards characterize the communications market. Our ability to compete in this market will depend upon our successful development, introduction and sale of new systems and enhancements and related software tools, on a timely and cost-effective basis, in response to changing customer requirements. We have experienced and continue to experience delays in customer procurement and in completing development and introduction of new systems and related software tools, including products acquired in acquisitions. Moreover, we may not be successful in selecting, developing, manufacturing and marketing new systems or enhancements or related software tools. Any inability to rapidly introduce, in a timely manner, new systems, enhancements or related software tools could have a material adverse effect on our results of operations and limit future growth.

We have international operations in more volatile markets than the United States, and changes in these markets may undermine our business there

          In doing business in international markets, we face economic, political, regulatory, logistical, legal, financial and business environments and foreign currency fluctuations that are more volatile than those commonly experienced in the United States. Until 2000, most of our sales were made to customers located outside of the United States. Because of the more volatile nature of these markets, the basis for our business in these markets may be frequently jeopardized, materially and adversely affecting our operations in these countries and our overall results of operations and growth.

We are subject to extensive government regulation, which may change and harm our business

          We operate in a constantly changing regulatory environment. Radio communications are extensively regulated by the United States government, and we also are subject to foreign laws and international treaties. Our systems must conform to a variety of domestic and international requirements established to, among other things, avoid interference among users of radio frequencies and to permit interconnection of equipment. Regulatory changes, which are affected by political, economic and technical factors, could significantly impact our operations by restricting our development efforts and those of our customers. Many of our competitors have broader telecommunications product lines, which makes us more vulnerable than they are to regulatory changes that shift business from one product to another. As a result, those regulatory changes could make current systems obsolete, favor our competitors or increase competition. Any of those regulatory changes, including changes in the allocation of available spectrum or changes that require us to modify our systems and services, could prove costly and thus materially adversely affect our business and results of operations.

We are the subject of, and may be the subject of additional, class action suits, which would divert significant resources away from our business

          We are a defendant in a consolidated class action lawsuit in state court. An unfavorable outcome could have a material adverse effect on our prospects and financial condition. Even if the litigation is resolved in our favor, the defense of that litigation will entail considerable cost and diversion of efforts of management, either of which are likely to adversely affect our results of operations.

We may be unable to protect our proprietary rights, permitting competitors to duplicate our products and services or preventing us from selling our products

          We rely on a combination of patents, trademarks, trade secrets, copyrights and other measures to protect our intellectual property rights. However, these measures may not provide adequate protection for our trade secrets or other proprietary information. Any of our patents could be invalidated, circumvented or challenged, or may not provide competitive advantages to us. In addition, foreign intellectual property laws may not adequately protect our intellectual property rights abroad. Any failure or inability to protect proprietary rights could have a material adverse effect on our competitive market position and business.

Litigation may also be necessary to enforce our intellectual property rights, to protect our trade secrets, to determine the validity and scope of proprietary rights of others or to defend against claims of infringement. A variety of third parties have sent correspondence to the former owner of the Cylink Wireless Group in which they allege that the Cylink Wireless Group's products may be infringing their intellectual property rights. We acquired Cylink in 1998. Therefore, any intellectual property litigation based upon those allegations could result in substantial costs and diversion of management attention and resources, and could prevent us from selling certain products or require us to license technology to continue selling those products. Licenses to any of that technology may not be available on acceptable terms or at all.

Our results may suffer if we are unable to attract and retain qualified management and technical personnel

          Our highly technical business depends upon the continued contributions of key technical and senior management personnel, many of whom would be difficult to replace. Competition for qualified management, manufacturing, quality assurance, engineering, marketing, sales and support personnel is intense in our industry and geographic areas, and we may not be successful in attracting or retaining those personnel. We experience high employee turnover which is disruptive and could adversely impact our business. The loss, or failure to perform, of any key employee could materially adversely affect our customer relations and results of operations.

Our board has the power to reject offers to acquire shares of our common stock in a change of control transaction, which may prevent our stockholders from having the opportunity to accept those offers and discourage certain offers for shares of our common stock

          The following factors give our board of directors the power to reject acquisition proposals without any input or consideration of these proposals by our stockholders:

          .  our stockholder rights agreement,
          . our certificate of incorporation and bylaws, . our equity incentive plans, and

          .  Delaware law.

          As a result of these factors, our board of directors could significantly delay, defer or prevent a change in control transaction involving P-Com, even if holders of our common stock might want the transaction to occur. These factors may adversely affect the voting and other rights of other holders of common stock, and prevent stockholders from receiving and accepting offers to acquire their shares that the board deems not to be in the best interest of our stockholders. In addition, the power of the board to reject those offers may discourage certain third parties from making these offers.

Relying on forward-looking statements could cause you to incorrectly assess the risks and uncertainties in investing in our stock because our actual results could differ materially from those anticipated in forward-looking statements contained in this prospectus

          This prospectus contains "forward-looking" statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described above and elsewhere in this prospectus.

We may face other risks not described in the foregoing risk factors which may impair our business operations

          The risks and uncertainties described in the foregoing risk factors may not be the only ones facing us. Additional risks and uncertainties not presently known to us may also impair our business operations. If any of the following risks actually occur, our business, financial condition and results of operations could be materially adversely affected. In this case, the trading price of our common stock could decline, and you may lose all or part of your investment.

                      WHERE YOU CAN FIND MORE INFORMATION

          We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from our web site at http://www.p-com.com or at the SEC's web site at http://www.sec.gov.

          This prospectus is part of a registration statement (Registration No. 333-70937) we filed with the SEC. The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information.

          We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until the selling stockholder sells all of the shares of common stock being registered for resale by the selling stockholder or until the shares can be sold without being so registered:

     (1) our Annual Report on Form 10-K for the year ended December 31, 1999, filed on April 5, 2000, as amended by a filing on August 24, 2000;

     (2) Our quarterly reports on Form 10-Q filed on May 15, 2000 (as amended by a filing on August 24, 2000) and August 14, 2000;

     (3) our current reports on Form 8-K filed as of January 6, 2000, January 25, 2000 and August 16, 2000;

     (4) the description of our common stock and Series A preferred stock contained in our registration statements on Form 8-A filed as of January 12, 1995 and on Form 8-A/A filed as of February 16, 1995, October 9, 1997, December 22, 1998, December 24, 1998 and August 25, 1999; and

     (5) all future reports and other documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act shall be deemed to be incorporated by reference herein and to be a part of this prospectus from the date of filing of each of the reports and documents. Any statement incorporated herein may modify or supersede information or statements in this prospectus.

          Upon request, we will provide without charge a copy of this prospectus, and a copy of any and all of the information that has been or may be incorporated by reference in this prospectus. Requests for these copies should be directed to Corporate Secretary, P-Com, Inc., 3175 S. Winchester Boulevard, Campbell, California 95008 (telephone (408) 866-3666).

          You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have authorized no one to provide you with different information. Neither we nor the selling stockholder are making an offer of these securities in any state where the offer is not permitted.

                                USE OF PROCEEDS

          We will not receive any of the proceeds from the sale of the common stock by the selling stockholder.

                                DIVIDEND POLICY

          Our credit agreement prohibits us from paying any dividend on our common stock other than dividends paid in shares of our common stock. We currently anticipate that we will retain any available funds for use in the operation of its business, and we do not anticipate paying any cash dividends in the foreseeable future.

                              SELLING STOCKHOLDER

          This offering relates to the resale of up to 3,000,000 shares of Common Stock by the selling stockholder. We sold these shares to the selling stockholder in a private placement on August 14, 2000, for an aggregate gross consideration to us of $18,330,000, or $6.11 per share. The closing sale price of our Common Stock on August 14, 2000 was $5.625 per share. As part of the private placement purchase agreement, we agreed to register the shares for resale. Other than stock ownership, the selling stockholder does not hold and has not held any office or position, nor have now or had, within the past three years, any material relationship with us. The following table sets forth the aggregate number of shares of common stock beneficially owned by the selling stockholder as of September 15, 2000 and the percentage of all shares of common stock held by the selling stockholder before and after giving effect to the offering based on 80,354,266 shares of common stock outstanding as of September 15, 2000. We considered the following factors and made the following assumptions regarding the table:

          . beneficial ownership is determined in accordance with the rules of the SEC
          . the selling stockholder will sell all of the securities offered by this prospectus.

          Notwithstanding these assumptions, the selling stockholder may sell less than all of the shares listed on the table. The selling stockholder will determine the number of shares of common stock that it will sell. In addition, the shares listed below may be sold pursuant to this prospectus, under Rule 144, or in privately negotiated transactions.

                                                          Percent of
                                                         Outstanding        Number of      Number of         Percent of
                                                            Shares        Shares to be       Shares         Outstanding
                                  Number of Shares       Beneficially         Sold        Beneficially         Shares
                                   of Common Stock           Owned         Pursuant to       Owned          Beneficially
                                 Beneficially Owned      Before the           this         After the      Owned After the
Name of Selling Stockholder      Before the Offering       Offering        Prospectus       Offering        Offering (1)
--------------------------       -------------------       --------        ----------       --------        ------------
State of Wisconsin                    14,199,300             17.7%          3,000,000      11,199,300           13.9%
 Investment Board

(1) Assumes that all of the shares being offered by the selling stockholder under this prospectus are sold, and that the selling stockholder acquires no additional shares of Common Stock before the completion of this offering.

                             PLAN OF DISTRIBUTION

          We will not receive any proceeds from the sale of the common stock through this prospectus. We have agreed to pay the expenses of registration of the common stock offered hereby, including legal and accounting fees, but excluding underwriter's discounts and commissions, if any.

          The offered shares may be sold from time to time at

          .  negotiated prices,
          .  fixed prices which may be changed,
          . market prices prevailing at the time of sale or . prices related to prevailing market prices.

          The selling stockholder may effect those transactions

          . in privately negotiated sales in the over-the-counter market or any exchange on which the securities are listed,
          . by selling the shares through broker-dealers, including circumstances in which brokers or dealers attempt to sell the shares to third parties, but, if they are initially unable to do so, they may purchase the shares themselves and resell the shares as principal, and
          . in one or more underwritten offerings on a firm commitment or best efforts basis.

          Sales of the selling stockholder's shares may also be made pursuant to Rule 144 under the Securities Act, where applicable.

          To the extent required under the Securities Act, the following information will be set forth in a post-effective amendment to this prospectus:

          . the aggregate amount of the selling stockholder's shares being offered and the terms of the offering,
          . the names of any agents, brokers, dealers, transferees or underwriters, and
          . any applicable fee or commission with respect to a particular offer.

          The selling stockholder will be responsible for paying compensation owed by it to any underwriters, dealers, brokers or agents participating in the distribution of its shares, regardless of whether that compensation is in the form of underwriting discounts, concessions, commission or fees. This compensation might be in excess of customary commissions. The aggregate proceeds to the selling stockholder from the sale of its shares offered by this prospectus will be the purchase price of those shares less any discounts or commissions.

          If the selling stockholder pledges, hypothecate or grants a security interest in some or all of the shares, then the pledgees, secured parties or persons to whom those securities have been hypothecated shall, upon foreclosure in the event of default, be named as selling stockholders in a supplement or post-effective amendment to this prospectus. Similarly, if the selling stockholder transfers, pledges, donates or assigns shares to lenders or others, then each of those persons will be named as a selling stockholder in a supplement or post-effective amendment to this prospectus. The number of shares beneficially owned by the selling stockholder will decrease if and when the selling stockholder transfers, pledges, donates or assigns shares. The plan of distribution for the selling stockholder's shares sold by this prospectus will otherwise remain unchanged, except that the transferees, pledgees, donees or other successors will be selling stockholders under this prospectus. There is, however, no assurance that any selling stockholder will sell any or all of the shares described in this prospectus.

          The selling stockholder may also use this prospectus in the following ways:

          . to sell short, from time to time, shares of our common stock and, in those instances, this prospectus may be delivered in connection with those short sales and the shares offered by this registration statement may be used to cover those short sales,
          . to enter into hedging transactions with broker-dealers, an the broker-dealers may engage in short sales of the shares in the course of holding the positions they assume with the selling stockholder, including, without limitation, in connection with distribution of the shares by those broker-dealers,
          . to enter into option or other transactions with broker-dealers that involve the delivery of the shares to the broker-dealers, who may then resell or otherwise transfer those shares, and
          . to loan or pledge the shares to a broker-dealer and the broker-dealer may sell the shares as loaned or upon a default may sell or otherwise transfer the pledge shares.

          The rules and regulations in Regulation M under the Securities Exchange Act of 1934 provide that during the period that any person is engaged in the distribution, as defined in Regulation M, of our common stock, such person generally may not purchase shares of our common stock. The selling stockholder is subject to applicable provisions of the Securities Act of 1933 and Securities Exchange Act of 1934 and the rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of the common stock by the selling stockholder. The foregoing may affect the marketability of the common stock.

          The selling stockholder, any underwriter, any broker-dealer or any agent that participates with the selling stockholder in the distribution of the shares may be deemed to be an "underwriter" within the meaning of the Securities Act. As a result thereof, any discounts, commissions or concessions received by them and any profit on the resales of the shares purchased by them may be deemed to be underwriting commissions under the Securities Act.

          To comply with securities laws of certain states, if applicable, the shares will be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available.

          We have agreed to keep the registration statement of which this prospectus is a part continuously effective until all the shares are immediately freely saleable under Rule 144(k). In this regard, we are required to supplement and/or amend the registration statement of which this prospectus is a part to supplement or change the selling stockholders hereunder.

          Our agreements with the selling stockholder requires us to indemnify the selling stockholder, any underwriter and the respective directors, officers, partners, members, employees, agents and controlling persons of the selling stockholder against certain liabilities in connection with the offer and sale of the shares hereunder, including under the Securities Act. Similarly, the selling stockholder is required to indemnify us and our directors, the officers who sign the registration statement of which this prospectus is a part, our employees, agents and controlling persons against certain liabilities in connection with the offer and sale of the shares hereunder, including the Securities Act, to the extent that liability occurs as a result of reliance with written information furnished to us by the selling stockholder expressly for use in connection with the registration statement of which this prospectus is a part. To the extent this indemnification is prohibited, the selling stockholder and we are required to contribute to payments the parties may be required to make in respect of otherwise indemnifiable claims.

                                 LEGAL MATTERS

          The validity of the common stock offered in this prospectus will be passed upon for us by Brobeck, Phleger & Harrison LLP, San Diego, California. As of the date of this prospectus, attorneys of Brobeck, Phleger & Harrison LLP and their family members beneficially owned an aggregate of approximately 64,000 shares of our common stock.

                                    EXPERTS

          The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K/A for the year ended December 31, 1999 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

================================================================================


                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Summary....................................................................    1
Risk Factors...............................................................    3
Where You Can Find More Information........................................   13
Use of Proceeds............................................................   14
Dividend Policy............................................................   14
Selling Stockholder........................................................   14
Plan of Distribution.......................................................   15
Legal Matters..............................................................   17
Experts....................................................................   17


================================================================================


                               3,000,000 Shares


                                  P-COM, INC.
                                 common stock



                                 ------------
                                  PROSPECTUS
                                 ------------



                              ____________, 2000


================================================================================

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14   Other Expenses of Issuance and Distribution.

          All expenses incurred in connection with the issuance and distribution of the securities being registered for resale will be paid by the Registrant. The following is an itemized statement of these expenses. All amounts except Securities and Exchange Commission fee are estimates.

     Registration Statement-SEC.............................  $  4,640.63
     Printing...............................................  $     5,000*
     Legal fees.............................................  $   100,000*
     Accounting fees and expenses...........................  $     7,500*
          Total.............................................  $117,140.63*
     * Estimated


Item 15   Indemnification of Directors and Officers.

          Section 145 of the Delaware General Corporation Law ("Section 145") authorizes a court to award or a corporation's board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit that indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article VII of the Registrant's bylaws provides for mandatory indemnification of its directors and permissible indemnification of its officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Registrant has entered into Indemnification Agreements with its officers and directors which are intended to provide the Registrant's officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law.

Item 16   Exhibits.

       Exhibit      Description
       -------      -----------
         No.
         ---

          5.1       Opinion of Brobeck, Phleger & Harrison LLP

         10.80 Common Stock PIPES Purchase Agreement dated as of August 11, 2000 by and between P-Com, Inc. and State of Wisconsin Investment Board.**

         23.1       Consent of Independent Accountants (PricewaterhouseCoopers
                    LLP)

         23.2       Consent of Brobeck, Phleger & Harrison LLP (included in
                    Exhibit 5.1)

         24.1 Power of Attorney (included in the signature page of this registration statement)



     ** Incorporated by reference to identically numbered exhibit to the Company's current report on Form 8-K dated August 11, 2000 and filed with the Securities and Exchange Commission on August 16, 2000.


Item 17   Undertakings.

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to that information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of those securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission that sort of indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against those liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by that director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether that indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of the issue.

               The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of those securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, P-Com, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Campbell, State of California, on the 2nd day of October, 2000.

                                     P-COM, INC.

                                     By /s/ George P. Roberts
                                       ----------------------
                                     George P. Roberts,
                                     Chairman of the Board
                                     and Chief Executive Officer


                                     By /s/ Leighton Stephenson
                                       ------------------------
                                     Leighton Stephenson,
                                     Chief Financial Officer,
                                     Vice President, Finance and Administration

                               POWER OF ATTORNEY

          Know all persons by these presents, that each person whose signature appears below hereby constitutes and appoint George P. Roberts, the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in his name, place and stead, in any and all capacities (including the undersigned's capacity as a director and/or officer of P-Com, Inc., to sign a Registration Statement on Form S-3 of P-Com, Inc. to be filed under the Securities Act of 1933 for the registration of the resale of 3,000,000 shares of Common Stock of P-Com, Inc. by the selling stockholder named herein, and any and all amendments (including post-effective amendments) to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



Name                                    Title                                                         Date
/s/ George P. Roberts                   Chairman of the Board                                         October 2, 2000
--------------------------------        and Chief Executive Officer
George P. Roberts                       (Principal Executive Officer)

/s/ Leighton J. Stephenson              Chief Financial Officer and                                   October 2, 2000
--------------------------------        Vice President, Finance and Administration
Leighton J. Stephenson                  (Principal Financial and Principal Accounting Officer)

/s/ James J. Sobczak                    Director of the Company                                       October 2, 2000
--------------------------------
James J. Sobczak

/s/ M. Bernard Puckett                  Director of the Company                                       October 2, 2000
--------------------------------
M. Bernard Puckett

/s/ Brian T. Josling                    Director of the Company                                       October 2, 2000
--------------------------------
Brian T. Josling
                                        Director of the Company
--------------------------------
John A. Hawkins

                               INDEX TO EXHIBITS

     Exhibit       Description
     -------       -----------
       No.
       ---

       5.1         Opinion of Brobeck, Phleger & Harrison LLP

      10.80 Common Stock PIPES Purchase Agreement dated as of August 11, 2000 by and between P-Com, Inc. and State of Wisconsin Investment Board.**

      23.1         Consent of Independent Accountants (PricewaterhouseCoopers
                   LLP)

      23.2         Consent of Brobeck, Phleger & Harrison LLP (included in
                   Exhibit 5.1)

      24.1 Power of Attorney (included in the signature page of this registration statement)



     ** Incorporated by reference to identically numbered exhibit to the Company's current report on Form 8-K dated August 11, 2000 and filed with the Securities and Exchange Commission on August 16, 2000.